UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010

QAD Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Innovation Place, Santa Barbara, California	93108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 566-6000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The information in this Report, including the Exhibit 99.1, is furnished pursuant to Item 8.01 of this Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, unless expressly set forth by specific reference in such filing.

On September 27, 2010, QAD Inc. issued a press release announcing that its Board of Directors has declared a quarterly dividend of $0.025 per share of common stock payable in either cash or shares of the company’s common stock at the election of each shareholder. The dividend is payable on January 10, 2011, to shareholders of record at the close of business on November 30, 2010. If QAD’s recently announced recapitalization proposal becomes effective prior to the record date, the dividend, whether in cash or stock, will be adjusted proportionally in accordance with the new capital structure of the company. If QAD’s recently announced recapitalization proposal becomes effective after the record date but prior to the payment date, the cash dividend amount will not change; however, those shareholders receiving the dividend payable in QAD common stock will receive shares of QAD Class A common stock in accordance with the new capital structure of the company. A copy of this press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated as of September 27, 2010, entitled “QAD Declares Quarterly Dividend of $0.025 per share”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.
(Registrant)

Date: September 27, 2010

By /s/ Daniel Lender
Daniel Lender
Chief Financial Officer
(on behalf of the Registrant and as
Principal Financial Officer)